Exhibit 4(d)15
GULF STATES UTILITIES COMPANY

TO

THE HANOVER BANK,
as Trustee

______________

Eighteenth Supplemental Indenture

Dated August 12, 1959.

_______________

Modifying and Amending Indenture of Mortgage dated
September 1, 1926

THIS EIGHTEENTH SUPPLEMENTAL INDENTURE, dated the 12th day of August, 1959, by and between GULF STATES UTILITIES COMPANY, a corporation duly organized and existing under the laws of the State of Texas (hereinafter sometimes called the Company), party of the first part, and THE HANOVER BANK (formerly, and until change of name effective June 30, 1951, CENTRAL HANOVER BANK AND TRUST COMPANY), a corporation duly organized and existing under the laws of the State of New York and having its principal place of business in the Borough of Manhattan, City and State of New York, as successor Trustee under the Indenture of Mortgage and indentures supplemental thereto hereinafter mentioned (hereinafter sometimes called the Trustee), party of the second part;
WITNESSETH: That
WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage, dated September 1, 1926 (hereinafter sometimes called the Original Indenture), to The Chase National Bank of the City of New York, as trustee, in and by which, the Company conveyed and mortgaged to said The Chase National Bank of the City of New York, as trustee, certain property, therein described, to secure the payment of its bonds issued and to be issued under said Original Indenture in one or more series, as therein provided; and
WHEREAS, the Company has heretofore executed and delivered to The Chase National Bank of the City of New York, as trustee, as aforesaid, a First Supplemental Indenture dated as of May 1, 1929, a Second Supplemental Indenture dated as of June 1, 1931, a Third Supplemental Indenture dated as of October 1, 1936, and a Fourth Supplemental Indenture dated as of September 1, 1938, all supplemental to said Original Indenture; and
WHEREAS, on March 21, 1939, said The Chase National Bank of the City of New York resigned as trustee under said Original Indenture and all indentures supplemental thereto as aforesaid, pursuant to Section 4 of Article XIV of said Original Indenture, and by an Indenture dated March 21, 1939 said resignation was accepted and Central Hanover Bank and Trust Company was duly appointed the successor trustee under said Original Indenture and all indentures supplemental thereto as aforesaid, said resignation and appointment both being effective as of said date, and said Central Hanover Bank and Trust Company did by said Indenture dated March 21, 1939 accept the trust under said Original Indenture and all indentures supplemental thereto as aforesaid; and
WHEREAS, the Company has heretofore executed and delivered to Central Hanover Bank and Trust Company, as successor trustee, as aforesaid, a Fifth Supplemental Indenture dated as of May 1, 1939, a Sixth Supplemental Indenture dated as of August 1, 1944, a Seventh Supplemental Indenture dated as of May 1, 1946, an Eighth Supplemental Indenture dated as of April 1, 1948, a Ninth Supplemental Indenture dated as of December 1, 1949, and a Tenth Supplemental Indenture dated as of June 1, 1950, supplementing and modifying said Original Indenture; and
WHEREAS, the name of Central Hanover Bank and Trust Company, successor trustee, as aforesaid, was changed effective June 30, 1951 to “The Hanover Bank”; and
WHEREAS, the Company has heretofore executed and delivered to The Hanover Bank, as successor trustee, as aforesaid, an Eleventh Supplemental Indenture dated as of November 1, 1951, a Twelfth Supplemental Indenture dated as of December 1, 1952, a Thirteenth Supplemental Indenture dated as of December 1, 1953, a Fourteenth Supplemental Indenture dated as of September 1, 1956, a Fifteenth Supplemental Indenture dated as of October 1, 1957, a Sixteenth Supplemental Indenture dated as of May 1, 1958, and a Seventeenth Supplemental Indenture dated as of January 1, 1959, supplementing and modifying said Original Indenture; and

WHEREAS, said Original Indenture, said First Supplemental Indenture, said Second Supplemental Indenture, said Third Supplemental Indenture, said Fourth Supplemental Indenture and said Indenture dated March 21, 1939 appointing Central Hanover Bank and Trust Company successor trustee under said Original Indenture and all indentures supplemental thereto as aforesaid, said Fifth Supplemental Indenture, said Sixth Supplemental Indenture, said Seventh Supplemental Indenture, said Eighth Supplemental Indenture, said Ninth Supplemental Indenture, said Tenth Supplemental Indenture, said Eleventh Supplemental Indenture, said Twelfth Supplemental Indenture, said Thirteenth Supplemental Indenture, said Fourteenth Supplemental Indenture, said Fifteenth Supplemental Indenture, said Sixteenth Supplemental Indenture and said Seventeenth Supplemental Indenture have all been duly recorded and filed in the respective offices of the Recorders of the Parishes of Acadia, Allen, Ascension, Beauregard, Calcasieu, Cameron, East Baton Rouge, East Feliciana, Iberia, Iberville, Jefferson Davis, Lafayette, Livingston, Pointe Coupee, St. Landry, St. Martin, Vermilion, West Baton Rouge and West Feliciana, in the State of Louisiana and have been duly recorded as a mortgage of real estate and filed as a chattel mortgage in the respective offices of the County Clerks in the Counties of Brazoria, Brazos, Burleson, Chambers, Falls, Galveston, Grimes, Hardin, Harris, Jasper, Jefferson, Leon, Liberty, Limestone, Madison, Milam, Montgomery, Newton, Orange, Polk, Robertson, San Jacinto, Trinity, Tyler, Walker, Waller and Washington in the State of Texas, with the exception only that said First Supplemental Indenture dated as of May 1, 1929 and said Second Supplemental Indenture dated as of June 1, 1931 are not of record as aforesaid in the County of Galveston, in the State of Texas, nor in the Parishes of Ascension, East Baton Rouge, East Feliciana, Iberville, Livingston, Pointe Coupee, West Baton Rouge and West Feliciana, in the State of Louisiana, said First Supplemental Indenture dated as of May 1, 1929, is not of record as aforesaid in the Counties of Milam and Tyler, and said Eleventh Supplemental Indenture dated as of November 1, 1951, said Twelfth Supplemental Indenture dated as of December 1, 1952, said Thirteenth Supplemental Indenture dated as of December 1, 1953, said Fourteenth Supplemental Indenture dated as of September 1, 1956, said Fifteenth Supplemental Indenture dated as of October 1, 1957, said Sixteenth Supplemental Indenture dated as of May 1, 1958 and said Seventeenth Supplemental Indenture dated as of January 1, 1959 are not of record as aforesaid in the County of Brazoria, and that only the Seventh Supplemental Indenture dated as of May 1, 1946, the Eighth Supplemental Indenture dated as of April 1, 1948, the Ninth Supplemental Indenture dated as of December 1, 1949, the Tenth Supplemental Indenture dated as of June 1, 1950, the Eleventh Supplemental Indenture dated as of November 1, 1951, the Twelfth Supplemental Indenture dated as of December 1, 1952, the Thirteenth Supplemental Indenture dated as of December 1, 1953, the Fourteenth Supplemental Indenture dated as of September 1, 1956, the Fifteenth Supplemental Indenture dated as of October 1, 1957, the Sixteenth Supplemental Indenture dated as of May 1, 1958 and the Seventeenth Supplemental Indenture dated as of January 1, 1959 have been recorded in the County of Harris in the State of Texas and the Parish of Beauregard in the State of Louisiana; and said Seventh Supplemental Indenture, said Eighth Supplemental Indenture, said Ninth Supplemental Indenture, said Tenth Supplemental Indenture, said Eleventh Supplemental Indenture, said Twelfth Supplemental Indenture, said Thirteenth Supplemental Indenture, said Fourteenth Supplemental Indenture, said Fifteenth Supplemental Indenture, said Sixteenth Supplemental Indenture and said Seventeenth Supplemental Indenture have been duly filed in the “chattel mortgage records on realty” of each of the above named counties in the State of Texas, except that said Eleventh Supplemental Indenture, said Twelfth Supplemental Indenture, said Thirteenth Supplemental Indenture, said Fourteenth Supplemental Indenture, said Fifteenth Supplemental Indenture, said Sixteenth Supplemental Indenture and said Seventeenth Supplemental Indenture have not been so filed in the County of Brazoria; and
WHEREAS, under the Original Indenture, as supplemented and modified as aforesaid (the Original Indenture as so supplemented and modified being hereinafter sometimes called “the Indenture”), with the consent of the holders of not less than 75% in principal amount of the Bonds at the time outstanding or their attorneys in fact duly authorized, including the consent of the holders of not less than 60% in principal amount of the Bonds at the time outstanding of each series, the Company, when authorized by a resolution of the

Board of Directors, and the Trustee may enter into an indenture supplemental thereto for the purpose of changing the provisions of the Indenture so as to increase the authorized aggregate principal amount of Bonds which may be authenticated, delivered and issued thereunder and be at any one time outstanding; and
WHEREAS, the Company proposes to, and has obtained the consents of the holders of the necessary percentages of the Bonds outstanding under the Indenture to, so modify and amend the same in the manner effected by this Eighteenth Supplemental Indenture; and
WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to authorize a supplemental indenture for the purpose of changing provisions of the Indenture and modifying the rights and obligations of the Company and the rights of the holders of the Bonds in the respects hereinafter provided have been done and taken; and the execution and delivery of this Eighteenth Supplemental Indenture have been in all respects duly authorized;
Now, THEREFORE, THIS EIGHTEENTH SUPPLEMENTAL INDENTURE WITNESSETH:
That, among other things, in order to increase the limit on the aggregate principal amount of Bonds which may be at any one time outstanding under the Indenture, and for and in consideration of the premises, the mutual agreements of the parties hereto, and the sum of $1 duly paid to the Company by the Trustee, on or before the execution hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the parties hereto agree to modify and amend the Indenture and the Indenture is hereby modified and amended by
(a) Striking out the words and figures “limited in aggregate principal amount at any one time issued and outstanding to $200,000,000” appearing in the first recital of the Indenture and inserting in lieu thereof the following:
“limited in aggregate principal amount as in Section 3.01 in this Indenture set forth”;
(b) Striking out the first sentence of Section 3.01 of the Indenture and inserting in lieu thereof the following:
“The aggregate principal amount of Bonds which may be authenticated, delivered and issued hereunder is limited in aggregate principal amount at any one time outstanding to $1,000,000,000.”; and
(c) Changing the figure “$200,000,000” appearing in the first paragraph of Section 19.04 of the Indenture to “$1,000,000,000”.
In order to facilitate the recording or filing of this Eighteenth Supplemental Indenture, the same may be simultaneously executed in several counterparts and each shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

IN TESTIMONY WHEREOF, GULF STATES UTILITIES COMPANY has caused these presents to be executed in its name and behalf by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary in the presence of me, the undersigned Notary Public, and of the two undersigned competent witnesses, on the day and year first above written.
GULF STATES UTILITIES COMPANY,
[CORPORATE SEAL]
By /s/ W. H. GIESEKE
Vice President.
Attest:

/s/ J. N. CARTER
Assistant Secretary.

Signed, sealed and delivered in
the presence of:

/s/ T. MEAGHER

/s/ T. W. CUTLER

Before me
            /s/ ROBERT E. HORNBY
ROBERT E. HORNBY
NOTARY PUBLIC-State of New York
No. 30-1858235
Qualified In Nassau County
Cert. filed in New York County
Term Expires March 30, 1961
(NOTARIAL SEAL)

IN TESTIMONY WHEREOF, THE HANOVER BANK, in token of its acceptance hereof, has likewise caused these presents to be executed in its name and behalf by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, in the presence of me, the undersigned Notary Public, and of the two undersigned competent witnesses, on the day and year first above written.
THE HANOVER BANK,

By /s/ J. T. HARRIGAN
Senior Vice President.

[CORPORATE SEAL]
Attest:

/s/ A. W. MAXWELL
Assistant Secretary.

Signed, sealed and delivered in
the presence of:

/s/ T. MEAGHER

/s/ T. W. CUTLER

Before me
            /s/ ROBERT E. HORNBY
ROBERT E. HORNBY
NOTARY PUBLIC-State of New York
No. 30-1858235
Qualified In Nassau County
Cert. filed in New York County
Term Expires March 30, 1961

(NOTARIAL SEAL)

STATE OF NEW YORK,
ss.:
COUNTY OF NEW YORK,

Before me, ROBERT E. HORNBY, a Notary Public within and for the State and County aforesaid, on this day personally appeared W. H. GIESEKE, Vice President of Gulf States Utilities Company, and J. N. CARTER, Assistant Secretary, both of whom are known to me to be the persons whose names are subscribed to the foregoing instrument and both of whom are known to me to be Vice President and Assistant Secretary, respectively, of said Gulf States Utilities Company, and separately acknowledged to me that they executed the same in the capacities therein stated for the purposes and consideration therein expressed and as the act and deed of Gulf States Utilities Company.
Given under my hand and seal of office this 12th day of August, 1959.
            /s/ ROBERT E. HORNBY
ROBERT E. HORNBY
NOTARY PUBLIC-State of New York
No. 30-1858235
Qualified In Nassau County
Cert. filed in New York County
Term Expires March 30, 1961

(NOTARIAL SEAL)

STATE OF NEW YORK,
ss.:
COUNTY OF NEW YORK,

On this 12th day of August, in the year one thousand nine hundred and fifty-nine (1959), before me personally came W. H. GIESEKE, to me known, who, being by me duly sworn, did depose and say, that he resides at Beaumont, Texas; that he is Vice President of Gulf States Utilities Company, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.
Given under my hand and seal of office this 12th day of August, A. D. 1959.
            /s/ ROBERT E. HORNBY
ROBERT E. HORNBY
NOTARY PUBLIC-State of New York
No. 30-1858235
Qualified In Nassau County
Cert. filed in New York County
Term Expires March 30, 1961

(NOTARIAL SEAL)

UNITED STATES OF AMERICA,
STATE OF NEW YORK,          ss.:
COUNTY OF NEW YORK,

BE IT REMEMBERED, that on this 12th day of August, A. D. 1959, before me, ROBERT E. HORNBY, a Notary Public, duly commissioned and qualified in and for the State and County aforesaid, and in the presence of T. MEAGHER and T. W. CUTLER, competent witnesses, residing in said State, personally came and appeared W. H. GIESEKE and J. N. CARTER, Vice President, and Assistant Secretary, respectively, of Gulf States Utilities Company, a corporation created by and existing under the laws of the State of Texas, with its Texas domicile in the City of Beaumont, Texas, and said W. H. GIESEKE and J. N. CARTER declared and acknowledged to me, Notary, in the presence of the witnesses aforesaid, they have signed, executed and sealed the foregoing indenture for and on behalf of and in the name of Gulf States Utilities Company and have affixed the corporate seal of said Company to the same, by and with the authority of the Board of Directors of said Company.
IN TESTIMONY WHEREOF, said appearers have severally signed these presents in the presence of and together with the aforesaid witnesses and me, Notary, on the day, month and year first above written.
/s/ W. H. GIESEKE
Vice President.

/s/ J. N. CARTER
Assistant Secretary.

Witnesses:

/s/ T. MEAGHER
/s/ T. W. CUTLER
            /s/ ROBERT E. HORNBY
ROBERT E. HORNBY
NOTARY PUBLIC-State of New York
No. 30-1858235
Qualified In Nassau County
Cert. filed in New York County
Term Expires March 30, 1961

(NOTARIAL SEAL)

STATE OF NEW YORK,
ss.:
COUNTY OF NEW YORK,

Before me, ROBERT E. HORNBY, a Notary Public within and for the State and County aforesaid, on this day personally appeared J. T. HARRIGAN, a Senior Vice President of The Hanover Bank, and A. W. MAXWELL, an Assistant Secretary, both of whom are known to me to be the persons whose names are subscribed to the foregoing instrument and both of whom are known to me to be a Senior Vice President and an Assistant Secretary, respectively, of said Bank, and separately acknowledged to me that they executed the same in the capacities therein stated for the purposes and consideration therein expressed, and as the act and deed of The Hanover Bank.
Given under my hand and seal of office this 12th day of August, A. D. 1959.
            /s/ ROBERT E. HORNBY
ROBERT E. HORNBY
NOTARY PUBLIC-State of New York
No. 30-1858235
Qualified In Nassau County
Cert. filed in New York County
Term Expires March 30, 1961

(NOTARIAL SEAL)

STATE OF NEW YORK,
ss.:
COUNTY OF NEW YORK,

On this 12th day of August, in the year one thousand nine hundred and fifty-nine (1959) before me personally came J. T. HARRIGAN, to me known, who, being by me duly sworn, did depose and say, that he resides at 23 Park View Court, White Plains, New York; that he is a Senior Vice President of The Hanover Bank, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Trustees of said corporation; and that he signed his name thereto by like order.
Given under my hand and seal of office this 12th day of August, A. D. 1959.
            /s/ ROBERT E. HORNBY
ROBERT E. HORNBY
NOTARY PUBLIC-State of New York
No. 30-1858235
Qualified In Nassau County
Cert. filed in New York County
Term Expires March 30, 1961

(NOTARIAL SEAL)

UNITED STATES OF AMERICA,
STATE OF NEW YORK,          ss.:
COUNTY OF NEW YORK,

BE IT REMEMBERED, that on this 12th day of August, A. D. 1959, before me, ROBERT E. HORNBY, a Notary Public, duly commissioned and qualified in and for the State and County aforesaid, and in the presence of T. MEAGHER and T. W. CUTLER, competent witnesses, residing in said State, personally came and appeared J. T. HARRIGAN and A. W. MAXWELL, a Senior Vice President and an Assistant Secretary, respectively, of The Hanover Bank, a corporation created by and existing under the laws of the State of New York with its domicile in the City of New York, New York, and said J. T. HARRIGAN and A. W. MAXWELL declared and acknowledged to me, Notary, in the presence of the witnesses aforesaid, they have signed, executed and sealed the foregoing indenture for and on behalf of and in the name of The Hanover Bank and have affixed the corporate seal of said Bank to the same, by and with the authority of the Board of Trustees of said Bank.
IN TESTIMONY WHEREOF, said appearers have severally signed these presents in the presence of and together with the aforesaid witnesses and me, Notary, on the day, month and year first above written.
/s/ J. T. HARRIGAN
Senior Vice President.

/s/ A. W. MAXWELL
Assistant Secretary.
Witnesses:

/s/ T. MEAGHER
/s/ T. W. CUTLER
            /s/ ROBERT E. HORNBY
ROBERT E. HORNBY
NOTARY PUBLIC-State of New York
No. 30-1858235
Qualified In Nassau County
Cert. filed in New York County
Term Expires March 30, 1961

(NOTARIAL SEAL)

Certified Copy of Resolution of Board of Directors of Gulf States Utilities Company Adopted at a Meeting Held on August 10, 1959.
I, the undersigned, Assistant Secretary of Gulf States Utilities Company, hereby certify
(1)    That at a Special Meeting of the Board of Directors of said Corporation, duly held August 10, 1959, at which a quorum for the transaction of business was present and acting throughout, the following resolution was unanimously adopted, namely:
RESOLVED, that it is advisable and in the best interest of this Company to, and that this Company do, enter into an Eighteenth Supplemental Indenture modifying and amending the Indenture of Mortgage of the Company, dated September 1, 1926, as heretofore supplemented and modified, for the purposes, among others, of modifying certain provisions of said Indenture of Mortgage, dated September 1, 1926, as heretofore supplemented and modified, so as to increase the authorized aggregate principal amount of Bonds which may be authenticated, delivered and issued thereunder and be at any one time outstanding from $200,000,000 to $1,000,000,000; and this Board of Directors hereby approves the form of draft of said Eighteenth Supplemental Indenture which has been submitted to this meeting and hereby authorizes the President or any Vice President of this Company to execute in the name and on behalf of this Company under its corporate seal, attested by its Secretary or one of its Assistant Secretaries, and to acknowledge and deliver to the Trustee, an Eighteenth Supplemental Indenture in the form of said draft with such changes in any part thereof not inconsistent with this resolution as the signing officers shall approve, such approval to be conclusively evidenced by their signatures thereto.
(2)    That the executed Eighteenth Supplemental Indenture to which this certificate is annexed is the Eighteenth Supplemental Indenture authorized by the foregoing resolution.
WITNESS my hand and the seal of said Corporation this 12th day of August, 1959.
/s/ J. N. CARTER
Assistant Secretary of Gulf States
Utilities Company.
[CORPORATE SEAL]